Exhibit 10.3.2

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), made and entered into as of _________, 20__ (the “Grant Date”), between VERITAS FARMS, INC., a Nevada corporation (the “Company”) and ________________ (the “Grantee”), a resident of the state listed below his/her address at the end of this Agreement.

RECITALS

WHEREAS, the Company has adopted its 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Grantee is a director (“Director”) of the Company; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to grant Non-Qualified Stock Options (the “Options”) to the Grantee under the terms and conditions of the Plan and this Agreement and the Grantee desires to accept the Options under the terms and conditions of the Plan and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Recitals; Definition of Certain Terms. The foregoing recitals are true and correct and incorporated herein by reference. Capitalized terms used but not otherwise defined in this Agreement have the meanings given to such terms in the Plan.

2. Grant of Options. The Company hereby grants to the Grantee, Options to purchase ________________ (_______________) shares of the Company’s common stock, par value $0.001 (the “Shares”) subject to, and in accordance with, the terms and conditions set forth in the Plan and this Agreement. In the event of any conflict between the Plan and this Agreement, the relevant provisions of the Plan shall control.

3. Option Price. The price at which the Grantee shall be entitled to purchase the Shares upon the exercise of the Option (the “Option Price”) shall be $___ per Share. The Option Price shall be subject to adjustment pursuant to the terms of the Plan.

4. Vesting of Options: Term. The Options shall be “Unvested” as of the Grant Date. The Options shall become “Vested” in four quarterly installments of _______ Shares each, commencing ninety (90) days from the Grant Date in accordance with the terms of this Agreement and the Plan, provided that the Grantee remains in continuous service as a Director, as provided for in the Plan.

The Options, to the extent Vested and not exercised, shall expire ten (10) years from the Grant Date, or as earlier provided for in the Plan (the “Termination Date”).

5. Manner of Exercise and Payment.

A. Subject to the terms and conditions of this Agreement, the Options may be exercised, in whole or in part, at any time and from time to time during the period from the date they become Vested and until the Termination Date, by delivery of written notice to the Company at its principal executive office in the form attached hereto as Exhibit A (the “Notice of Exercise”).

B. The Notice of Exercise shall be accompanied by the full purchase price for the Shares in respect of which the Options are being exercised, by check (subject to collection), wire transfer or other form of payment provided for in the Plan, including, without limitation, “cashless” exercise.

C. Upon receipt of Notice of Exercise and full payment for the Shares in respect of which the Options are being exercised, the Company shall issue to the Grantee the number of Shares as to which such exercise was effective, and promptly thereafter shall deliver to the Grantee certificates evidencing the Shares so issued.

6. Restrictions on Transfer of Options. Unvested Options may not be transferred at any time. Grantee hereby acknowledges and agrees that the Vested Options and underlying Shares shall be subject to the restrictions on transfer applicable to “Options” and “Shares” to comply with all provisions of the Plan. Each and every transferee or assignee of Vested Options issued upon exercise thereof from the Grantee shall be bound by and subject to all the terms and conditions of the Plan and this Agreement on the same basis as the Grantee is bound. So long as this Agreement is in effect, the Company shall require, as a condition precedent to the transfer of any Vested Options by Grantee that the transferee agrees in writing to be bound by, and subject to, the terms and conditions of the Plan and this Agreement and to ensure that such transferees’ transferees shall be likewise bound.

7. Rights as a Shareholder. Until the Options granted under this Agreement become Vested and are exercised in accordance with the terms hereof, the Grantee shall have no rights as a shareholder (including, without limitation, voting and dividend rights) with respect to any underlying Shares.

8. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

9. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

10.  Remedies.

(a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.

(b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its term or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

(c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

11. Governing Law; Venue. This Agreement shall be governed by the laws of the State of Nevada, without regard to its conflicts of law principles. In the event that any party brings suit against the other hereunder, such party shall bring such suit in, and each party consents to the jurisdiction of, any state or federal court located within Broward County, State of Florida. Each party (a) consents that all service of process may be made by certified mail directed to it at its address stated herein; (b) waives any objection which it may have based on lack of personal jurisdiction or improper venue or forum non conveniens to any suit or proceeding instituted by the other party under this Agreement in any state or federal court located within Broward County, Florida; (c) consents to the granting of such legal or equitable relief as is deemed appropriate by the court; and (d) agrees that the prevailing party in any such action shall be entitled to recover attorney’s fees and costs from the non-prevailing party at both the trial and appellate levels.. This provision is a material inducement for each party to enter into this Agreement.

12. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company or of the Grantee, respectively. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's beneficiaries, heirs, executors, administrators and successors.

13. Execution in Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile, .PDF or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute only one instrument and shall become effective and binding upon the parties as of the Grant Date at such time as all the signatories hereto have signed a counterpart of this Agreement.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Non-Qualified Stock Option Agreement as of the day and year first written above.

THE COMPANY:

VERITAS FARMS, INC.

By:
	Name:	Ramon A. Pino
	Title:	Chief Financial Officer

THE GRANTEE:

Signature

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Exhibit A

STOCK OPTION EXERCISE NOTICE

Veritas Farms, Inc.

Attention: Chief Financial Officer

Pursuant to the terms of that certain Stock Option Agreement (the “Agreement”) between the undersigned and Veritas Farms, Inc., a Nevada corporation (the “Company”), made and entered into as of ___________ __, 201_ (the “Agreement”), under the Company's 2017 Stock Incentive Plan (the “Plan”), the undersigned hereby partially/fully exercises such Options by including herein payment in the amount of $________________ representing the purchase price for ___________ Shares.

The undersigned has chosen the following form(s) of payment:

1.	Cash

2.	Cashier’s check payable to Veritas Farms, Inc.

3.	Other (as provided for in the Plan (please describe)): ______________________

Sincerely yours,

Signature

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